Registration No. _____________________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANVIL FOREST PRODUCTS INC.
(Name of small business issuer in its charter)

Nevada	2452	Applied For
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification #)
Organization)	Classification Code)

ANVIL FOREST PRODUCTS INC.	Business Filings Incorporated
284C Campion Street	6100 Neil Road, Suite 500
Kelowna, British Columbia	Reno, Nevada 89015
Canada V1X 7S8	608-827-5300
604-818-2617
(Address and telephone of registrant's executive	(Name, address and telephone number of agent for service)
office)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

	Amount To Be Offering Price		Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee [1]
Common Stock by Selling
Shareholders	1,380,000	$0.10	$138,000	$4.39

Total	1,380,000	$0.10	$138,000	$4.39

[1 ]	Estimated for purposes of calculating the registration fee under Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

ANVIL FOREST PRODUCTS INC.
1,380,000 Shares of Common Stock

     We are registering for sale by selling shareholders, 1,380,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

      The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority’s (FINRA)or another exchange.  If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

     Our shares of common stock are not traded anywhere.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It’s illegal to tell you otherwise.

     The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our business

     We were incorporated in the State of Nevada on August 11, 2006. We purchase logs and wood that we cut and install as hard wood floors and unfinished hard wood paneling in private residences in the areas around Kelowna, British Columbia, Canada.

      Our administrative office is located at 284C Campion Street, Kelowna, British Columbia, Canada V1X 7S8 and our telephone number is 604-818-2617. Our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89015. Our mailing address is 284C Campion Street, Kelowna, British Columbia, Canada V1X 7S8. Our fiscal year end is March 31.

The offering

     Following is a brief summary of this offering:

Securities being offered by selling shareholders	1,380,000 shares of common stock
Offering price per share	$0.10
Net proceeds to us	None
Number of shares outstanding before the offering	4,430,000
Number of shares outstanding after the offering if 4,430,000 all of the shares are sold

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of
	June 30, 2007	March 31, 2007
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$39,158	$27,622
Total Liabilities	$25,657	$6,083
Stockholders Equity (Deficit)	$13,501	$21,539

	From Inception	From Inception
	through	through
	June 30, 2007	March 31, 2007
	(Unaudited)	(Audited)
Income Statement
Sales	$18,695	$9,188
Total Expenses	$31,394	$13,849
Net Loss	$(12,699)	$(4,661)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock. Risks associated with Anvil Forest Products Inc.:

     1. Because our auditors have issued a going concern opinion, there is substantial uncertainty as to whether we will continue activities. You could lose your investment.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

     2. We have a limited operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated on August 11, 2006. We have just started our proposed business operations and have generated $18,695 in revenues from inception (August 11, 2006) to June 30, 2007. We have a limited operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $12,699. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate customers who will use our services
*	our ability to generate revenues from our services.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with starting our business and we may not attract enough customers to generate a profit. As a result, we may not generate sufficient revenues in the future. Failure to generate sufficient revenues will cause us to suspend or cease operations.

     3. We plan to rely on third-party suppliers from whom we purchase the raw materials for our hardwood flooring and unfinished hard wood paneling.

     We plan to obtain all of our raw materials to manufacture and install hard wood flooring and unfinished hard wood paneling from lumber mills. We plan to buy products on an individual purchase order basis and have no supply contracts. Any business interruption experienced by our suppliers, or an inability to maintain a business relationship with our suppliers, could prevent us from meeting the requirements of a contract. Failing to meet the requirements of a contract would result in serious damage to our reputation and could result in litigation and the resultant costs. In either case, our ability to obtain and perform future contracts would be materially impaired.

     4. If a floor installed by us were defective, we may be subject to significant litigation and the costs associated with defending against litigation.

     We plan to purchase hardwoods to manufacture and install custom plank wood floors and unfinished hard wood paneling. If one of our installed floors corroded and leaked or if an employee was injured as a result of falling, we may be subject to litigation for damages. The cost of defending such litigation, in terms of financial and manpower resources could be significant and could prevent us from financing or expanding our business operations.

     5. Because we are small and do no have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing reserve may go undiscovered. Without a reserve, we cannot generate revenues and you will lose your investment.

     6. Because Walter Brenner and Horst Balthes, our only officers and directors, have other outside business activities and will only be devoting 20% of their time or approximately four hours per week to our activities, our activities may be sporadic which may result in periodic interruptions or suspensions.

     Because Walter Brenner and Horst Balthes, our only officers and directors have other outside business activities and will be only be devoting 20% of their time or four hours each per week to our activities, our activities may be sporadic and occur at times which are convenient to Messrs Brenner and Balthes. As a result, our activities may be periodically interrupted or suspended.

     7. Because all of our assets and our officers and our director are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or our officers and directors.

     All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our officers and directors are a national and/or resident of a country other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our officers and directors predicated upon the securities laws of the United States or any state thereof.

     8. Because we have only two officers and directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only two officers and directors. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities Exchange Committee which ultimately could cause us to lose money.

     9. We have obtained revenue from only one customer. There is no assurance that we will be able to find additional customers. Consequently, there are risks that we may lose our one customer and not find additional customers. This may harm our ability to generate revenue and become profitable.

     We have obtained revenue from only one customer so far. We intend to find other customers but have no assurance that we will be able to do so. Consequently, there are risks that we may lose our one customer and that we will not find more customers. We need a larger customer base to have more assurance that we can generate sufficient revenue to grow our company. Without a larger customer base, our future revenue is unpredictable, resulting in the risk that we will not be able to generate sufficient revenue and that you will lose your investment.

Risks associated with this offering:

     10. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     11. Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

     We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

     12. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

     Section 15(g) of the Securities Exchange Act of 1934 applies to securities in our company which qualify as “penny stocks.” Section 15(g) imposes additional sales practice requirements on broker/dealers who sell our securities, including the delivery of a standardized disclosure document, disclosure and confirmation of quotation prices, disclosure of compensation the broker/dealer receives, and furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

     The price of the shares has been determined by our board of directors. We selected the $0.10 price the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

     Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

     There are twenty-four selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

     The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

     Of the 4,430,000 shares of common stock outstanding as of September 7, 2007, 3,000,000 are owned by our Mr. Walter Brenner and 50,000 shares are owned by Mr. Horst Balthes and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6, and 15g-9 promulgated thereunder.

     Section 15(g) of the Securities Exchange Act and the Rules promulgated thereunder apply to the requirements for transactions in “penny stocks.” Our shares are classified as “penny stocks.”

     Section 15(g) of the Exchange Act and Rules impose additional sales practice requirements on brokers/dealers who sell our securitiesto persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rules may affect the ability of broker/dealers to sell our securities and some brokers may not want to make a market in our shares. This may prevent you from being able to resell your shares in the secondary marketand may cause the price of the shares to decline.

     Section 15(g) also imposes additional sales practice requirements on the broker/dealers who sell penny securities. The Rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealer’s "spread" and broker/dealer compensation; the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in cases of fraud in penny stock transactions; and, the Financial Industry Regulatory Authority’s (FINRA) toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

     Rules 15g-1 through 15g-6, and 15g-9 under Section 15(g) of the Securities Exchange Act are as follows:

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the salesperson’s compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

     The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

General

     We were incorporated in the State of Nevada on August 11, 2006. As our business plan, we plan to purchase logs and hire independent contractors to cut and install the wood as hard wood floors and unfinished hard wood paneling in private residences in the areas around Kelowna, British Columbia, Canada. We have initiated operations and generated a small revenue.

      Our administrative office is located at 284C Campion Street, Kelowna, British Columbia, Canada V1X 7S8 and our telephone number is 604-818-2617 and our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89015. Our mailing address is 284C Campion Street, Kelowna, British Columbia, Canada V1X 7S8. Our fiscal year end is March 31.

     We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause us to change our plans.

Products

     We plan to purchase raw wood in the form of cut logs and unfinished planks. We plan to hire independent contractors to cut the wood and install the wood in customers’ homes as wood floors or wood paneling.

     Wood floors and paneling are attractive alternatives for several reasons. Wood floors and paneling are:

     Affordable – We believe that wood floors and paneling add value to a residence at resale time, not to mention it is a lifetime product. Although we have not performed any surveys, we believe that hardwood floor and paneling products are one of the most sought after hard surface flooring in remodeling and new home construction.

     Easy to Maintain - Routine maintenance generally involves simple sweeping and vacuuming. Preventive maintenance includes using area rugs, floor protectors on all furniture on the hardwood floors, and routine maintenance with a proper hardwood cleaner.

     Ecologically Sound - Unlike most floor coverings, wood floors come from a natural resource that is sustainable. Long gone are the days when timber was cut down with little thought for the long-term consequences on the nation's forests. Today, we believe, based on general news about environmental protection and not any research study conducted by us, that an increasing percentage of timber is cut from forests that are carefully managed to ensure continued resources of wood in the future.

     Healthy - The Environmental Protection Agency has said that indoor air quality is one of our top health threats. Installed in the home or elsewhere, wood floors and paneling help contribute to a healthy living environment. Hard surface flooring, such as hardwood floors, does not rap or harbor dust mites or molds. That helps to create better air quality for all inhabitants, but especially for the millions of Americans who suffer from allergies. The hard surface of wood floors also helps avoid artificial substances such as pesticides that can accumulate on some floor coverings.

     Selection and Variety - With today's technologically advanced manufacturing, stains and finishes, hardwood floors and paneling come in many sizes, styles, colors, finishes and species.

Hardwood Flooring Types

     We install or sand and refinish a wide variety of floor types.

     Solid Wood flooring comes in three basic types:

     Strip flooring accounts for the majority of installations. Strips usually are 2-1/4 inches wide, but also come in widths ranging from 1-1/2 inches to 3-1/4 inches. They are installed by nailing to the subfloor.

     Plank flooring boards are at least 3 inches wide. They may be screwed to the subfloor as well as nailed. Screw holes can be covered with wooden plugs.

     Parquet flooring comes in standard patterns of 6" x 6" blocks. Specialty patterns may range up to 36" square units. Parquet often achieves dramatic geometric effects of special design patterns.

     Solid wood floors can be installed on a concrete slab of a residence not having a basement as long as the floor is on or above ground level. This is the case with many residences in the Kelowna, British Columbia area. Solid wood flooring expands and contracts with changes in relative humidity. Normally, installers compensate for this movement by leaving an expansion gap between the floor and the wall. Base moulding is the traditional "cover-up" for this gap.

     Engineered wood - Made of several layers of different woods or different grades of same wood stacked and glued together under heat and pressure. Engineered wood flooring is less likely to be affected by changes in humidity and can be installed above, on, or below ground level. Some engineered wood floors with thicker top layers can be sanded up to three times.

     Wood laminates - A plywood base topped with a layer of veneer. Plies and thicknesses vary, but three-ply, 3/8 inch flooring is most common. The veneer topping of wood laminate floors (commonly 1/8 inch thick) can be sanded and refinished (in rare cases, three times.) Most manufacturer warranties cover the finish for five years.

     Synthetic/plastic laminates - Usually 1/2 inch thick, plastic laminate flooring consists of a fiberboard center wrapped in top and bottom layers of high-pressure laminate -- a tougher version of the same material used in many kitchen countertops. These floors cannot be sanded or refinished and must be removed when they wear out. They usually come with 10- or 15-year manufacturer warranties against fading, stains and wear.

     Colors - Wood floors and paneling come in many colors to fit any decor. One-of-a-kind looks can be achieved with custom stains and finishes. And even if a floor is old, an entirely new look can be achieved with new stain and finishes.

     Species - Today's wood floors and paneling come in more than 50 species, both domestic and exotic, spanning the spectrum of color options, hardness, and price ranges. Common species include Ash, Beech, Birch, Cherry, Cypress, Douglas Fir, Hickory /Pecan, Maple (Hard), Mesquite, Oak (Red), Oak (White), Pine (Heart), Pine (Southern Yellow), and Walnut.

     Grades - The appearance of the wood determines its "grade." All grades are strong and serviceable, but each provides a different look.

     Clear - Clear wood is free of defects, though it may have minor imperfections.

     Select - Select wood is almost clear, but contains some natural characteristics such as knots and color variations.

      Common - Common wood (No. 1 and No. 2) has more natural characteristics such as knots and color variations than either clear or select grades, and often is chosen because of these natural features and the character they bring to a room. No. 1 Common has a variegated appearance, light and dark colors, knots, flags and wormholes. No 2 Common is rustic in appearance and emphasize all wood characteristics of the species.

     First - First grade wood has the best appearance, natural color variations and limited character marks.

      Second - Second grade wood is variegated in appearance with varying sound wood characteristics of species.

     Third - Third grade wood is rustic in appearance allowing all wood characteristics of the species.

Cuts

     The angle at which a board is cut determines how the finished product looks. Wood flooring is either plainsawn, quartersawn or riftsawn.

     Plainsawn - Plainsawn is the most common cut. The board contains more variation than the other two cuts because grain patterns resulting from the growth rings are more obvious.

     Quartersawn - Quartersawing produces less board feet per log than plainsawing and is, therefore, more expensive. Quartersawn wood twists and cups less and wears more evenly.

     Riftsawn - Riftsawn is similar to quartersawing, but the cut is made at a slightly different angle.

Wood Floor Finishes - Surfaces Finishes

     Wood floors and paneling require minimal care with today's wood floor finishes. These finishes are usually urethanes and remain on the surface of the wood and form a protective coating. Surfaces finishes are popular today because they are durable, water-resistant and require minimal maintenance. Various gloss levels are available.

     A significant portion of our business will involve refinishing floors which will involve removing all veneer, coatings, and stains from a floor and using one of the surface finishes described below. Types of surface finishes are:

     Oil-modified urethane is easy to apply. It is a solvent-base polyurethane that dries in about eight hours. This type of finish ambers.

     Moisture-cured urethane is solvent-base polyurethane that is more durable and more moisture resistant than other surface finishes. Moisture-cure urethane comes in non-yellowing and in ambering types and is generally available in satin or gloss. These finishes are extremely difficult to apply, have a strong odor and are best left to the professional.

     Conversion varnish dries clear to slight amber and is durable. These finishes have an extremely strong odor and should be applied by the highly skilled flooring professional.

     Water-based urethane finishes are clear and non-yellowing. They have a milder odor and dry in about two to three hours.

     Penetrating Stain and Wax finish soaks into the pores of the wood and hardens to form a protective penetrating seal. The wax gives a low-gloss satin sheen. It is generally maintained with solvent-based (never water-based) waxes, buffing pastes or cleaning liquids (specifically made for wax-finished wood floors and paneling and an additional thin application of wax as needed.

Our Operations

     We plan to install wood floors and paneling in private residences in the areas around Kelowna, British Columbia. Our work will include installation of wood flooring and paneling. We have the ability and technical experience available to assist customers in selecting the wood. We believe the customer will usually buy the wood from us because we plan to be able to provide customers with better prices than retail stores such as Lowe’s or Home Depot. We will use independent contractors to cut, refinish and install the wood in the customer’s residence.

     Choosing a style that is best for a specific customer is an important decision and will be based on a variety of factors including the customer’s lifestyle, decorating style, and their location. We plan to assist customers in selecting the wood. We will meet with customers to help them to weigh the advantages of each alternative. The customer may buy wood through us or through a supplier such as Home Depot or Lowe’s, and we will install the product. We believe it will be more economical to buy the wood from us. Occasionally, the customer may have their own wood, and we may finish and install the wood for them.

     In the future, we hope to purchase wood flooring products that will be included in our job costs and billings if we generate sufficient financial resources to do so. We plan to be able to purchase the wood from numerous vendors in Canada and hope to negotiate wholesale purchasing costs. This will make purchasing through us more economical for our customers.

     The wood will be either purchased in logs and we will then cut it, or purchased in plank form and cut to our size specifications by independent mills. As of the date of this prospectus, we have only purchased wood from one vendor, a non-affilated third party, wood broker, Kelowna Wood Products. In the future, we plan to purchase wood from additional wood vendors and would look to get the best prices available. There are dozens of wood broker vendors in Canada and Internationally that are potential sources for our wood supplies.

     We will promote our products and services in Kelowna, British Columbia. The most likely example of how our business plan will be carried out is that a customer desiring a wood floor or paneling will come to us for our services. We will advise the customer and help the customer select the product that best meets his needs. The customer will select the wood and design for the floor or paneling. From our inventory, we will take the wood, have it cut to the correct dimensions, have independent contractors install the floor or paneling, and have the same or another independent contractor finish the floor or paneling to the specification of the customer. It is also possible that the customer will already have the wood he is wishes to use, or will choose to obtain the wood from another source and only use our services for installing and finishing.

Inventory of Wood

     We maintain our inventory of wood at our office at 284C Campion Street, Kelowna, British Columbia, Canada V1X 7S8. If we do not have the particular wood desired by the customer in inventory, we will obtain the wood from another supplier.

Our Customers

     Our customers will be existing homeowners and current home builders. We believe that a decision on the part of a homeowner to significantly upgrade the house’s floors is a very discretionary one. It is generally made when a homeowner is confident about his financial security or when the homeowner has recently purchased an existing home. Therefore, we believe that opportunities available to our business are principally affected by the number of home resales and the consumers’ perception of the economy in the Kelowna, British Columbia area. Home builders are a developing market for our products and services. It is easier to install flooring in a new house, rather than resurface an existing one. The larger the volume demanded, the longer the terms will be from wood suppliers and the better the deals will be from installers.

     We have obtained revenue from only one customer so far. This customer is an unaffiliated third party, Koeda Forest Products. Although the sale of wood to Koeda Forest Products was not the primary kind of transaction we envision for our general business operations, which include finishing and installation, we plan to offer products and services to customers in accordance with their needs and our capabilities. We had the wood in our inventory and they needed it for a project. We believe that accommodating customers will help us develop good business relationships. Accordingly, we may accommodate customers needing only wood or only installation services.

     We intend to find other customers but have no assurance that we will be able to do so. Consequently, there are risks that we may lose our one customer and that we will not find more customers. We need a larger customer base to have more assurance that we can generate sufficient revenue to grow our company. Without a larger customer base, our future revenue is unpredictable.

Payment

     We plan to contract with customers and require periodic payment as a percentage of the job is completed. We will collect payment for jobs in full no later than the completion of the job. We currently do not accept credit cards.

Competition

     We compete with many contractors, a significant majority of which have more financial resources and are better known in the Kelowna community and greater Vancouver region than we are.

Attracting Customers

     We seek to attract business in four ways:

1.	We attempt to price our services competitively in the local market.

2.	We respond to customer inquiries and requests quickly and assist them in selecting the alternatives that best fit their needs or preferences.

3.	We advertise in local newspapers and periodicals.

4.	We receive word-of-mouth referrals from satisfied customers.

     We believe that most of our customers will come to us from our advertisements in local newspapers and by word of mouth from former customers. We cannot provide any assurances that our approach to customer service will be successful given the disparity in resources in comparison to our competitors.

Licenses and Regulations

     Our designated contractors hold a contractors license from the Province of British Columbia. We are not currently subject to direct provincial or local regulation other than regulations applicable to businesses generally.

Intellectual Property

We have no patents or trademarks.

Employees

     We are a development stage company and currently have no employees, other than our officers and directors. We intend to hire additional employees on an as needed basis. We have the ability and experience to subcontract all services related to finishing and installing the floors and paneling. Our officers and directors supervise all the wood that we purchase.

Offices

      Our administrative office is located at 284C Campion Street, Kelowna, British Columbia, Canada V1X 7S8 and our telephone number is 604-818-2617. We lease this space from P.T. Agencies pursuant to a written lease agreement. The term of the lease is 60 months and our monthly rent is $500 per month. Our lease began on December 1, 2006.

Litigation

     We are not party to any pending, or to our knowledge, threatened litigation of any type.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

     We are a start-up corporation. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues to stay in business during the next twelve months.

     We have generated $18,695 in revenues from our business operations since inception. The revenues, however, were not generated from our operations, but were a result of the purchase and sale of inventory. Both the purchase and sale were to unaffiliated third parties.

     We have made sales only to one customer, an unaffiliated third party, Koeda Forest Products. We intend to find other customers but have no assurance that we will be able to do so. Our lack of customers is associated with risks, including the risk that we will lose our customer and the risk that we will not find additional customers. We need a larger customer base to have more assurance that we can generate sufficient revenue to grow our company. Without a larger customer base, our future revenue is unpredictable.

     We have established our office and raised $26,200 from our private placement of securities.

     We represented to persons who purchased shares in our private placement that we would file this registration statement to register their shares for resale. Those persons are the selling shareholders listed in this registration statement and their transferees, pledges, donees, and their successors. That was done in order to induce them to purchase our common stock. We also believe that it will be easier to raise capital in the future if our shares are publicly traded somewhere. We have found that individuals are unwilling to invest money unless there is liquidity for their investment.

     Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment. Currently, we do not have funds to hire such personnel and we do not intend to do so in the near future. Further, until we open our shop, we have no plans to raise money to hire personnel to assist with the preparation of SEC reports. Our officers and directors plan to educate themselves in order to prepare and file reports with the SEC. Any costs related to filing the reports will be advanced by the officers and directors on an as needed basis.

     We believe it will cost $60,000 to operate for twelve months. The $60,000 is comprised of $40,000 for inventory; $3,000 for a salary for our officers and directors; $5,000 for marketing/advertising; $1,000 for office equipment; $11,000 for working capital.

     Other than the cost of our inventory, other costs relating to the installation of the floor and paneling will be paid from the proceeds we receive from our customers.

     We also rely on periodic loans from our officers and directors in order to pay bills and to continue with our business should we not generate sufficient revenues from our business operations. Our officers and directors have committed to loan us money to maintain operations. The foregoing is an oral declaration of intention by our officers and directors. It is not evidenced by any written documentation, and is not enforceable as a matter of law because there is no consideration for the agreement.

     We estimate that it will cost approximately $60,000 to maintain operations for the next twelve months. If we cannot sustain our operations from our revenues, we will have to obtain additional loans from our officers and directors or raise additional funds through a second private placement of securities.

Milestones

     Our milestones for the next twelve months are as follows:

1.

Begin advertising and promoting our services in the Kelowna, British Columbia area by advertising through newspapers, periodicals and leaflets. We also intend to establish a website to promote our services and products. The website will be developed by our officers and directors. This activity should take thirty days and cost approximately $500. Advertising is an ongoing process which will continue during the life of our business.

2.	Purchase additional inventory of wood. We have allocated $40,000 for the wood. We should have a limited initial inventory of wood in place at our office within thirty days.

3.	Make contact with additional prospective customers as a result of our advertisements.

     If we are unable to generate sufficient revenues, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We have generated only $18,695 in revenues from operations since our inception on August 11, 2006 to June 30, 2007. We cannot guarantee we will be successful in our business operations.    Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price increases in products and services.

     We may need additional capital to operate during the next twelve months. Our officers and directors will loan us the funds necessary to open the floor shop, including the funds for refurbishing, leasing the equipment, and advertising. However, as noted, we do not have a written agreement from our officers to loan us money if we need it.

     To become profitable and competitive, we have to attract customers and generate additional revenues.

     Equity financing could result in additional dilution to existing shareholders.

     As of the date of this prospectus, we have initiated limited operations and generated limited revenues.

Liquidity and Capital Resources

     We raised $26,200 in our private placement and obtained a $14,158 advance from one of our directors. We used $32,409 in operating activities leaving us with $7,949 in cash.

     If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Our officers and directors have committed to loan us money to maintain operations.

     As of the date of this prospectus, we have initiated limited operations and have generated limited revenues of $18,695.

     Since inception we have issued 4,430,000 shares of common stock pursuant to the exemption from registration set forth in Regulation S of the Securities Act of 1933. The total purchase price of the shares was $26,200.

     In November 2006 we sold 3,000,000 shares of common stock to our officer and director, Walter Brenner and raised $300. In December, 2006, we sold 50,000 shares of common stock to our officer and director, Horst Balthes and raised $1,000. In December 2006 we sold 900,000 shares of common stock to 6 persons at an offering price of $0.001 per shares and raised $900; 300,000 shares of common stock to 6 persons at an offering price of $0.02 per share and raised $6,000; and, 180,000 shares of common stock to 12 persons at $0.10 per share and raised $18,000. All sales were made pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. All purchasers were non-US persons and all sales took place outside the United States of America.

     As of June 30, 2007, our total assets were $39,158 and our total liabilities were $25,657. Our total assets were comprised of cash and cash equivalents, accounts receivable, lumber inventory, prepaid expense and deposits and tax receivable. As of June 30, 2007, we had $7,949 in cash and cash equivalents. As of the date of this prospectus, we had $7,771 in cash.

     We do not expect significant changes in the number of employees. We do expect to hire independent subcontractors for all of our services.

Results of Operations

     Since inception on August 11, 2006, we have generated revenues of $18,695. Our expenses from inception through June 30, 2007 were $18,275 for cost of goods sold; $8,932 for professional fees; $3,157 for rent; and, $691 for office expenses.

Recent Accounting Pronouncements

     In May 2005, the Financial Accounting Standards Board issued SFAS No. 154 “Accounting Changes and Error Corrections”, which replaces APB Opinion No. 20 and SFAS No. 3, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 will not have a material effect on the Company’s financial condition or results of operations.

     In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainties in Income Taxes”, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for financial statements as of December 15, 2006. The adoption of FIN 48 is expected to have no impact on the Company's financial statements.

     In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements but does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying FAS 157.

     In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, (“FAS 158”). FAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. FAS 158 is effective for financial statements as of December 31, 2006. The adoption of FAS No. 158 is expected to have no impact on the Company's financial statements.

     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company has not yet determined whether it will elect the fair value option for any of its financial instruments.

MANAGEMENT

Officers and Directors

     Each of our directors serve until his or her successor is elected and qualified. Each of our officers are elected by the board of directors to a term of one (1) year and serve until his or her successor are duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, age and position of our officers and directors are set forth below:

Name	Age	Position Held

Walter Brenner	41	President, Principal Executive Officer, Principal Financial Officer,
		Principal Accounting Officer, and member of the Board of Directors.

Horst Balthes	60	Secretary, Treasurer, and member of the Board of Directors.

     Mr. Brenner will serve until our next annual meeting of the stockholders. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

     Since August 11, 2006, our inception, Mr. Walter Brenner has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and member of our board of directors. Mr. Brenner has been the president, principal executive officer and a director of Acropolis Precious Metals, Inc. since its inception on March 24, 2006. Acropolis Precious Metals, Inc. is engaged in mining exploration. Acropolis Precious Metals, Inc. files reports with the SEC pursuant to section 15(d) of the Securities Exchange Act of 1934. Acropolis Precious Metals, Inc.’s securities are not traded on any exchange or electronic system that disseminates securities quotations. Mr. Brenner has been the president, principal executive officer and a director of Atwood Minerals and Mining Corp. since its inception on May 12, 2005. Atwood Minerals and Mining Corp. is engaged in mining exploration. Atwood Minerals and Mining Corp. files reports with the SEC pursuant to section 13 of the Securities Exchange Act of 1934. Atwood Minerals and Mining Corp.’s securities are traded on the Bulletin Board operated by the National Association of Securities Dealers,

Inc. under the symbol “AWMM.” Mr. Brenner graduated from York University’s Osgoode Hall Law School in 1991 with a Bachelor of Laws degree. Since 1993, Mr. Brenner has been a director and senior officer of Hellix Ventures Inc. a British Columbia and Alberta reporting issuer listed on the TSX Venture Exchange. Hellix is listed as a mining company and also has producing petroleum properties. Mr. Brenner is also founder of Abington Ventures Inc. and has been its president and director of since 1999. Abington is a British Columbia and Alberta reporting issuer listed on the TSX Venture Exchange as a mining company. Mr. Brenner will devote approximately 10% of his time to our affairs.

     Mr. Horst Balthes has been treasurer, principal financial officer and member of the board of directors since August 11, 2006. Mr. Balthes graduated from high school and later obtained a German Masters degree at a trades college in Koblenz, West Germany, a degree equivalent to the Canadian College Instructors I.D. certificate. From his work and training in German technical colleges, he is very familiar with machine shop processes and aspects of production line supervision. Since 1989, Mr. Balthes has been a consultant to the manufacturing industry, owning his own consulting business. From 1989 to 2003, Mr. Balthes was an instructor for Meat Science and Processing at Vancouver Community College in Vancouver British Columbia. Since August 2006, Mr. Balthes has been a member of the Board of Directors for Acropolis Precious Metals, Inc. Acropolis is a Nevada corporation. Currently, Mr. Balthes is semi-retired, though active in several businesses which call upon his skills as a trained tradesman. He runs a ranch for youth in Chilliwack.

     During the past five years, Messrs Brenner and Balthes have not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Messrs Brenner or Balthes were general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3.  An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Messrs Brenner’s or Balthes’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     There are no conflicts of interest.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us from inception on August 11, 2006 through June 30, 2007, for our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

Summary Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary Bonus Awards Awards Compensation					Earnings	sation	Total
Position	Year (US$) (US$)			(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Walter Brenner	2007	0	0	0	0	0	0	0	0
President	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

Horst Balthes	2007	0	0	0	0	0	0	0	0
Secretary, Treasurer	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

     We have not paid any salaries in 2007, and we do not anticipate paying any salaries at any time in 2008. We will not begin paying salaries until we have adequate funds to do so.

     The following table sets forth the compensation paid by us from inception on August 11, 2006 through June 30, 2007, for each of our directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named director.

Director Compensation

Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option Incentive Plan Compensation			All Other
	in Cash	Awards Awards Compensation			Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Walter Brenner	2007	0	0	0	0	0	0

Horst Balthes	2007	0	0	0	0	0	0

     Our directors do not receive any compensation for serving as a member of the board of directors. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Securities authorized for issuance under equity compensation plans.

     We have no equity compensation plans.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

     As of this date, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as is profitable to do so.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering.

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Owner	Position	of Class
Walter Brenner [1]	3,000,000	President, Principal Executive Officer,	67.72%
		Principal Financial Officer, Principal
		Accounting Officer and Director
Horst Balthes [1]	50,000	Secretary, Treasurer, and Director	1.12%

All Officers and Directors as a
Group (2 Persons)	3,050,000		68.84%

[1] Promoters

Selling Shareholders

     The term “selling shareholders” includes the selling shareholders and their transferees, pledges, donees and their successors.

     The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholders sell all of their shares.

     The stockholders listed below have direct ownership of his/her shares and possess voting and dispositive power with respect to the shares. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use the prospectus to resell the securities.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering

Balthes, Agathe [1]	50,000	1.13%	50,000	0%
Balthes, Daniela [1]	50,000	1.13%	50,000	0%
Balthes, Thorsten [1]	50,000	1.13%	50,000	0%
Bezell, Rob	50,000	1.13%	50,000	0%
Brenner, Renate [2]	150,000	3.39%	150,000	0%
Carlson, C. Larry	150,000	3.39%	150,000	0%
Deng, Hui	150,000	3.39%	150,000	0%
Fenwick, Edgar	150,000	3.39%	150,000	0%
Siemens, Corinne	150,000	3.39%	150,000	0%
Underhill, Barry	150,000	3.39%	150,000	0%
Linsenmeyer, Walter	50,000	1.13%	50,000	0%
Linsenmeyer, Maria	50,000	1.13%	50,000	0%
Tonn, Mathias	15,000	0.34%	15,000	0%
Tonn, Gregor	15,000	0.34%	15,000	0%
Uhrich, Elisabeth	15,000	0.34%	15,000	0%
Uhrich, Kurt	15,000	0.34%	15,000	0%
Hawkins, Lynn	15,000	0.34%	15,000	0%
Wirszilas, Tom	15,000	0.34%	15,000	0%
Wirszilas, Elizabeth	15,000	0.34%	15,000	0%
Briskham, Brenda	15,000	0.34%	15,000	0%
Hackh, Alison	15,000	0.34%	15,000	0%
Audette, Michelle	15,000	0.34%	15,000	0%
Audette, Robert	15,000	0.34%	15,000	0%
Seki, Steve	15,000	0.34%	15,000	0%
TOTALS	1,380,000	31.16%	1,380,000	0%

Footnotes:

[1]	Horst Balthes is the husband of Agathe, and father of Daniela and Thorsten Balthes.

[2]	Walter Brenner is the son of Renate Brenner.

     We issued 4,430,000 shares of common stock as restricted securities pursuant to the exemption from Regulation S contained in the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

    The following is a summary of the issuances of all shares pursuant to Reg. S of the Act.

a)

We issued 3,000,000 restricted shares of our common stock to Mr. Walter Brenner on November 30, 2006. Mr. Brenner is our president, chief executive officer and a director. Mr. Brenner acquired these shares at a price of $0.0001 per share for total proceeds to us of $300.00

b)

We completed a private placement of 900,000 restricted shares of our common stock at a price of $0.001 per share to six purchasers on December 1, 2006. The total amount received from the private placement was $900.

c)

We completed a private placement of 350,000 restricted shares of our common stock at a price of $0.02 per share to seven purchasers on December 10, 2006. The total amount received from the private placement was $7,000.

d)

We completed a private placement of 180,000 restricted shares of our common stock at a price of $0.10 per share to twelve purchasers on December 15, 2006. The total amount received from this offering was $18,000.

     None of the selling shareholders has, or has had within the past three years, any position, office, or other material relationship with us or any of our predecessors or affiliates. ?

     None of the selling shareholders are broker/dealers or affiliates of broker/dealers.

Future Sales of Shares

     A total of 4,430,000 shares of common stock are issued and outstanding. Of the 4,430,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 1,380,000 are being offered for sale by the selling shareholders in this offering.

     Shares purchased in this offering will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 75,000,000 shares of common stock, $0.0001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities is Island Stock Transfer 100 Second Avenue South, Suite 104N, St. Petersburg, Florida and its telephone number is 727-289-0010.

CERTAIN TRANSACTIONS

     We issued 3,000,000 shares of restricted common stock to Mr. Brenner on November 30, 2006, pursuant to Reg. S of the Securities Act of 1933. Mr. Brenner is our president, principal executive officer, principal financial officer, principal accounting officer and a member of our board of directors. Mr. Brenner acquired these shares at a price of $0.0001 per share for total proceeds to us of $300.00. We issued 50,000 shares of common stock to Mr. Balthes on December 10, 2006. Mr. Balthes is our secretary, treasurer, and a member of our board of directors. Mr. Balthes acquired these shares at a price of $0.02 per share for total proceeds to us of $1,000.

Since inception Mr. Brenner has loaned us $14,158 for our operations. These funds were used by us for incorporation, administrative and legal fees and office expenses relating to this registration statement. The loans do not accrue interest and are payable when funds become available to us. There is no written contracts, however, we are including a written description of the loan agreement and filing it herewith as Exhibit 10.2.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to March 31, 2007, included in this prospectus have been audited by Vellmer & Chang, Independent Public Accountants, 815 Hornby Street, Suite 505, Vancouver, British Columbia V6Z 2E6., as set forth in their report included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

     Audited financial statements for August 11, 2006 (inception) to March 31, 2007 and unaudited financial statements for the period ending June 30, 2007 immediately follow:

ANVIL FOREST PRODUCTS INC.
(A Development Stage Company)

BALANCE SHEETS
(Unaudited)

JUNE 30, 2007
(Stated in U.S. Dollars)

	JUNE 30	MARCH 31
	2007	2007

ASSETS

Current Assets
Cash and cash equivalent	$7,949	$8,484
Accounts receivable	10,830	-
Tax receivable	982	1,110
Prepaid expense and deposit	10,000
Inventories (Note 3)	9,397	18,028

	$39,158	$27,622

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	11,499	1,925
Due to a related party (Note 4)	14,158	4,158
	25,657	6,083

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
Common Stock: 75,000,000 shares authorized, $0.0001 par value

Issued and oustanding:
4,430,000 common shares at March 31, 2007 and June 30, 2007	443	443

Additional Paid In Capital	25,757	25,757

(Deficit) Accumulated During The Development Stage	(12,699)	(4,661)
	13,501	21,539

	$39,158	$27,622

The accompanying notes are an integral part of these financial statements.

ANVIL FOREST PRODUCTS INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
(Unaudited)

(Stated in U.S. Dollars)

		PERIOD FROM
	THREE	INCEPTION
	MONTHS	AUGUST 11
	ENDED	2006 TO
	JUNE 30	JUNE 30
	2007	2007

Sales	$9,507	$18,695
Cost of goods sold	8,631	18,275

Gross	876	420

Expenses
Professional fees	8,182	8,932
Rent	1,416	3,157
Office and sundry	82	691

	9,680	12,780

Operating loss	(8,804)	(12,360)
Other income (loss)
Foreign exchange gain (loss)	766	(339)

Net Loss For The Period	$(8,038)	$(12,699)

Basic And Diluted Loss Per Common Share	$(0.00)

Weighted Average Number Of Common Shares Outstanding	4,430,000

The accompanying notes are an integral part of these financial statements.

ANVIL FOREST PRODUCTS INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
(Unaudited)

(Stated in U.S. Dollars)

		PERIOD FROM
	THREE	INCEPTION
	MONTHS	AUGUST 11
	ENDED	2006 TO
	JUNE 30	JUNE 30
	2007	2007

Cash Flows From (Used by) Operating Activities
Net loss for the period	$(8,038)	$(12,699)

Adjustments To Reconcile Net Loss To Net Cash
Used In Operating Activities
Accounts receivable	(10,830)	(10,830)
Tax receivable	128	(982)
Prepaid expense and deposit	(10,000)	(10,000)
Inventories	8,631	(9,397)
Accounts payable and accrued liabilities	9,574	11,499
	(10,535)	(32,409)

Cash Flows From Financing Activities
Proceeds from issuance of common shares	-	26,200
Due to related parties	10,000	14,158
	10,000	40,358

Increase (Decrease) In Cash And Cash Equivalents	(535)	7,949

Cash And Cash Equivalents, Beginning Of Period	8,484	-

Cash And Cash Equivalents, End Of Period	$7,949	$7,949

The accompanying notes are an integral part of these financial statements.

ANVIL FOREST PRODUCTS INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY
(Unaudited)

PERIOD FROM INCEPTION, AUGUST 11, 2006 TO JUNE 30, 2007
(Stated in U.S. Dollars)

				(Deficit)
				Accumulated
			Additional	During the	Total
	Common		Paid-in	Development	Stockholders’
	Stock	Amount	Capital	Stage	Equity
	#	$	$	$	$

Balance – August 11, 2006 (Date of
Inception)	–	–	–	–	–
Issuance of common shares
for cash
- at $.0001 per share on November
30, 2006	3,000,000	300	–	–	300
- at $.001 per share on December 1,
2006	900,000	90	810	–	900
- at $.02 per share on December 10,
2006	350,000	35	6,965	–	7,000
- at $.10 per share on December 15,
2006	180,000	18	17,982		18,000
Comprehensive income (loss)
- Net loss for the period	–	–	–	(4,661)	(4,661)

Balance, March 31, 2007	4,430,000	443	25,757	(4,661)	21,539

Comprehensive income (loss)
- Net loss for the period				(8,038)	(8,038)

Balance, June 30, 2007	4,430,000	443	25,757	(12,699)	13,501

The accompanying notes are an integral part of these financial statements.

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS JUNE 30 2007 (Stated in U.S. Dollars)

1.	OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on August 11, 2006. The principal activity of the Company is custom wide plank flooring. The Company is considered a development stage company as defined in SFAS No.7. The Company has an office in Vancouver, Canada.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

These financial statements have been prepared on a going concern basis, which the Company has incurred a net loss of $12,699 for the period from August 11, 2006 (inception) to June 30, 2007. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations. As at June 30, 2007, the Company has accumulated losses of $12,699 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 1,430,000 shares of common stock for resale by existing stockholders of the Company at $0.10 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

F-5

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS JUNE 30 2007 (Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at June 30, 2007, there were no cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

Advertising Expenses

The Company expenses advertising costs as incurred. There were no advertising expenses incurred by the Company for the period ended June 30, 2007.

Basic and diluted net loss per share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”. Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.

Concentration of Credit Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of June 30, 2007, the Company had $nil in a bank beyond insured limits. The Company operates principally in Canada and grants credit to its customer in this geographic region.

F-6 -38-

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS JUNE 30 2007 (Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Financial Instruments

The carrying values of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities approximate their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 – “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Inventories

Inventories are stated at the lower of cost and net realizable value. Net realizable value represents the anticipated selling prices less all further costs for distribution.

Revenue Recognition

Revenues from sales are net of estimated provisions for returns, rebates and sales allowances from the sale of products. Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred and products have been accepted by the customer, the amount of the consideration is fixed and determinable, and there is reasonable assurance of collection of the sales proceeds.

F-7 -39-

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS JUNE 30 2007 (Stated in U.S. Dollars)

2.	SUMMARY OFSIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets

Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long- lived assets. If impairment exists, an adjustment is made to write the asset down to its fair value and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market value, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of, when applicable, are carried at the lower of carrying value or estimated net realizable value.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of “other comprehensive income” for the period ended June 30, 2007.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is an estimated amount based on an analysis of current business and economic risks, customer credit-worthiness and specific identifiable risks that may indicate a potential loss. The allowance is reviewed on a consistent basis to ensure that it adequately provides for all reasonably expected losses. An account may be determined to be uncollectible if all collection efforts have been exhausted. This uncollectible amount is written off against the allowance. The Company does not have any allowances for doubtful accounts for the period ended June 30, 2007.

Recent accounting pronouncements

In May 2005, the Financial Accounting Standards Board issued SFAS No. 154 “Accounting Changes and Error Corrections”, which replaces APB Opinion No. 20 and SFAS No. 3, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 will not have a material effect on the Company’s financial condition or results of operations.

F-8 -40-

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS JUNE 30 2007 (Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainties in Income Taxes”, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for financial statements as of December 15, 2006. The adoption of FIN 48 is expected to have no impact on the Company's financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements but does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying FAS 157.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, (“FAS 158”). FAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. FAS 158 is effective for financial statements as of December 31, 2006. The adoption of FAS No. 158 is expected to have no impact on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company has not yet determined whether it will elect the fair value option for any of its financial instruments.

F-9 -41-

ANVIL FOREST PRODUCTS INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30 2007
(Stated in U.S. Dollars)

3	.	Inventories

		Inventories at June 30, 2007 consisted of the followings:

			June 30, 2007	March 31, 2007
		Raw materials	$1,991	$1,991
		Finished goods	7,406	16,037
			$9,397	$18,028

4.	DUE TO A RELATED PARTY

The amounts are due to a director and shareholder of the Company. The balances are unsecured and interest free with no specific terms of repayment.

5.	CAPITAL STOCK

	a)	On November 30, 2006, the Company issued 3,000,000 shares of common stock at a price of $0.0001 per share for cash proceeds of $300.

	b)	On December 1, 2006, the Company issued 900,000 shares of common stock at a price of $0.001 per share for cash proceeds of $900.

	c)	On December 10, 2006, the Company issued 350,000 shares of common stock at a price of $0.02 per share for cash proceeds of $7,000.

	d)	On December 15, 2006, the Company issued 180,000 shares of common stock at a price of $0.10 per share for cash proceeds of $18,000.

	e)	The Company has no stock option plan, warrants or other dilutive securities.

F-10 -42-

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS JUNE 30 2007 (Stated in U.S. Dollars)

6.	SEGMENTED INFORMATION

Currently, the Company operates in one industry segment, purchases its inventory from one supplier and derives its revenue from one customer. All operating activities are in Canada and all the assets of the Company are located in Canada.

7.	COMMITMENTS

The Company has an operating lease for its warehouse with a term expires November 30, 2011 for CAD$6,000 per annum.

Vellmer & Chang
Chartered Accountants*

505 – 815 Hornby Street
Vancouver, B.C., V6Z 2E6
Tel: 604-687-3776
Fax: 604-687-3778
E-mail: info @ vellmerchang.com
* denotes a firm of incorporated professionals

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of ANVIL FOREST PRODUCTS INC. (A development stage company)

We have audited the accompanying balance sheet of Anvil Forest Products Inc. (a development stage company) as at March 31, 2007 and the related statements of stockholders’ equity, operations and cash flows for the period from August 11, 2006 (date of inception) to March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at March 31, 2007 and the results of its operations and its cash flows for the period from August 11, 2006 (date of inception) to March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fund its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	VELLMER & CHANG
May 25, 2007	Chartered Accountants

ANVIL FOREST PRODUCTS INC.
(A Development Stage Company)
BALANCE SHEET

MARCH 31, 2007
(Stated in U.S. Dollars)

ASSETS

Current Assets
Cash and cash equivalents	$8,484
Tax receivable	1,110
Inventories (Note 3)	18,028

$27,622

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	$1,925
Due to a related party (Note 4)	4,158

6,083

Commitments (Note 8)

STOCKHOLDERS’ EQUITY

Capital Stock (Note 5)
Authorized:
Common Stock, 75,000,000 shares authorized, $0.0001 par value

Issued and outstanding:
4,430,000 common shares at March 31, 2007	443

Additional Paid In Capital	25,757

(Deficit) accumulated during the development stage	(4,661)

21,539

$27,622

The accompanying notes are an integral part of these financial statements.

ANVIL FOREST PRODUCTS INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION, AUGUST 11, 2006, TO MARCH 31, 2007
(Stated in U.S. Dollars)

Sales	$9,188

Cost of goods sold	9,644

Gross	(456)

Expenses
Professional fees	750
Rent	1,741
Office and sundry	609

3,100

Operating loss	(3,556)

Other income (loss)
Foreign exchange loss	(1,105)

Net loss for the period	$(4,661)

Basic and diluted loss per share	$(0.00)

Weighted Average Number Of Shares Outstanding	2,296,266

The accompanying notes are an integral part of these financial statements.

ANVIL FOREST PRODUCTS INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, AUGUST 11, 2006, TO MARCH 31, 2007
(Stated in U.S. Dollars)

Cash Flows From Operating Activities
Net loss for the period	$(4,661)

Adjustment To Reconcile Net Loss To Net Cash Used In Operating Activities
Tax receivable	(1,110)
Inventories	(18,028)
Accounts payable and accrued liabilities	1,925
(21,874)

Cash Flows From Financing Activities
Proceeds from issuance of common shares	26,200
Due to a related party	4,158
30,358

Net Increase In Cash	8,484

Cash And Cash Equivalents, Beginning Of Period	-

Cash And Cash Equivalents, End Of Period	$8,484

The accompany notes are an integral part of these financial statements.

ANVIL FOREST PRODUCTS INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM INCEPTION, AUGUST 11, 2006, TO MARCH 31, 2007
(Stated in U.S. Dollars)

				(Deficit)
				Accumulated
			Additional	During the
	Common		Paid-in	Development
	Stock	Amount	Capital	Stage	Total
	#	$	$	$	$

Balance – August 11, 2006
(Date of Inception)	–	–	–	–	–
Issuance of common shares
for cash
- at $.0001 per share on November
30, 2006	3,000,000	300	–	–	300
- at $.001 per share on December 1,
2006	900,000	90	810	–	900
- at $.02 per share on December 10,
2006	350,000	35	6,965	–	7,000
- at $.10 per share on December 15,
2006	180,000	18	17,982		18,000

Net loss	–	–	–	(4,661)	(4,661)

Balance, March 31, 2007	4,430,000	443	25,757	(4,661)	21,539

The accompany notes are an integral part of these financial statements.

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 (Stated in U.S. Dollars)

1.	OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on August 11, 2006. The principal activity of the Company is custom wide plank flooring. The Company is considered a development stage company as defined in SFAS No.7. The Company has an office in Vancouver, Canada.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

These financial statements have been prepared on a going concern basis, which the Company has incurred a net loss of $4,661 for the period from August 11, 2006 (inception) to March 31, 2007. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations. As at March 31, 2007, the Company has accumulated losses of $4,661 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 1,430,000 shares of common stock for resale by existing stockholders of the Company at $0.10 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

F-17 -49-

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 (Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at March 31, 2007, there were no cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

Advertising Expenses

The Company expenses advertising costs as incurred. There were no advertising expenses incurred by the Company for the period ended March 31, 2007.

Basic and diluted net loss per share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”. Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.

Concentration of Credit Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of March 31, 2007, the Company had $nil in a bank beyond insured limits. The Company operates principally in Canada and grants credit to its customer in this geographic region.

Foreign Currency Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

F-18 -50-

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 (Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Financial Instruments

The carrying values of cash and cash equivalents and accounts payable and accrued liabilities approximate their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 – “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Inventories

Inventories are stated at the lower of cost and net realizable value. Net realizable value represents the anticipated selling prices less all further costs for distribution.

Revenue Recognition

Revenues from sales are net of estimated provisions for returns, rebates and sales allowances from the sale of products. Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred and products have been accepted by the customer, the amount of the consideration is fixed and determinable, and there is reasonable assurance of collection of the sales proceeds.

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 (Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets

Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long- lived assets. If impairment exists, an adjustment is made to write the asset down to its fair value and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market value, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of, when applicable, are carried at the lower of carrying value or estimated net realizable value.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of “other comprehensive income” for the period ended March 31, 2007.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is an estimated amount based on an analysis of current business and economic risks, customer credit-worthiness and specific identifiable risks that may indicate a potential loss. The allowance is reviewed on a consistent basis to ensure that it adequately provides for all reasonably expected losses. An account may be determined to be uncollectible if all collection efforts have been exhausted. This uncollectible amount is written off against the allowance. The Company did not have any allowance for doubtful account as at March 31, 2007.

Recent accounting pronouncements

In May 2005, the Financial Accounting Standards Board issued SFAS No. 154 “Accounting Changes and Error Corrections”, which replaces APB Opinion No. 20 and SFAS No. 3, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 will not have a material effect on the Company’s financial condition or results of operations.

F-20 -52-

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 (Stated in U.S. Dollars)

2.	SUMMARY OFSIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainties in Income Taxes”, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for financial statements as of December 15, 2006. The adoption of FIN 48 is expected to have no impact on the Company's financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements but does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying FAS 157.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, (“FAS 158”). FAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. FAS 158 is effective for financial statements as of December 31, 2006. The adoption of FAS No. 158 is expected to have no impact on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company has not yet determined whether it will elect the fair value option for any of its financial instruments.

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007
 (Stated in U.S. Dollars)

3	.	Inventories

		Inventories at March 31, 2007 consisted of the followings:

			March 31, 2007

		Raw materials	$1,991
		Finished goods	16,037

			$18,028

4.	DUE TO A RELATED PARTY

The amounts are due to a director and shareholder of the Company . The balances are unsecured and interest free with no specific terms of repayment.

5.	CAPITAL STOCK

	a)	On November 30, 2006, the Company issued 3,000,000 shares of common stock at a price of $0.0001 per share for cash proceeds of $300.

	b)	On December 1, 2006, the Company issued 900,000 shares of common stock at a price of $0.001 per share for cash proceeds of $900.

	c)	On December 10, 2006, the Company issued 350,000 shares of common stock at a price of $0.02 per share for cash proceeds of $7,000.

	d)	On December 15, 2006, the Company issued 180,000 shares of common stock at a price of $0.10 per share for cash proceeds of $18,000.

	e)	The Company has no stock option plan, warrants or other dilutive securities.

ANVIL FOREST PRODUCTS INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 (Stated in U.S. Dollars)

6.       INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $4,661, which commence expiring in 2027. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the period ended March 31, 2007, the valuation allowance established against the deferred tax assets increased by $1,631.

The components of the net deferred tax asset at March 31, 2007, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

2007
$
Net Operating Losses	4661
Statutory Tax Rate	35%
Effective Tax Rate	–
Deferred Tax Asset	1631
Valuation Allowance	-1631
Net Deferred Tax Asset	–

7.	SEGMENTED INFORMATION

Currently, the Company operates in one industry segment, purchases its inventory from one supplier and derives its revenue from one customer. All operating activities are in Canada and all the assets of the Company are located in Canada

8.	COMMITMENTS

The Company has a operating lease for its warehouse with a term expires November 30, 2011 for CAD$6,000 per annum.

     Until _______________, 2007, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XIII of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.
2.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$4.39
Printing Expenses	$100.00
Accounting/Administrative Fees and Expenses	$4,895.61
Blue Sky Fees/Expenses	$0.00
Legal Fees/ Expenses	$25,000.00
Escrow fees/Expenses	$0.00
Transfer Agent Fees	$0.00
Miscellaneous Expenses	$0.00
TOTAL	$30,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended:

a)

We issued 3,000,000 restricted shares of our common stock to Mr. Walter Brenner on November 30, 2006. Mr. Brenner is our president, chief executive officer and a director. Mr. Brenner acquired these shares at a price of $0.0001 per share for total proceeds to us of $300.00

b)

We completed a private placement of 900,000 restricted shares of our common stock at a price of $0.001 per share to six purchasers on December 1, 2006. The total amount received from the private placement was $900.

c)

We completed a private placement of 350,000 restricted shares of our common stock at a price of $0.02 per share to seven purchasers on December 10, 2006. The total amount received from the private placement was $7,000.

d)

We completed a private placement of 180,000 restricted shares of our common stock at a price of $0.10 per share to twelve purchasers on December 15, 2006. The total amount received from this offering was $18,000.

     All of the shares were issued pursuant to exemption from registration contained in Regulation S of the Securities Act of 1933 in that all sales were made to non-US persons and all transactions took place outside the United States of America.

ITEM 27.     EXHIBITS.

     The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.	Document Description

3.1*	Articles of Incorporation
3.2*	Bylaws
4.1*	Specimen Stock Certificate
5.1	Opinion of Conrad C. Lysiak, Attorney at Law
10.1*	Lease Agreement with P.T. Agencies
10.2	Written Description of Loan Agreement
23.1	Consent of Vellmer & Chang
23.2	Consent of Conrad C. Lysiak

* Previously filed

ITEM 28.     UNDERTAKINGS.

     We hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

	(iii)	To include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	For determining any liability under the Securities Act of 1933:

(iii)

we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kelowna, British Columbia, Canada on this 25th of October, 2007.

ANVIL FOREST PRODUCTS INC.

BY:   WALTER BRENNER
         Walter Brenner
          President, Principal Executive Officer, Principal
          Financial Officer, Principal Accounting Officer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Walter Brenner, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
WALTER BRENNER	President, Principal Executive Officer,	October 25, 2007
Walter Brenner	Principal Financial Officer, Principle
Accounting Officer, and a member of the
Board of Directors

HORST BALTHES	Secretary, Treasurer, and a member of the	October 25, 2007
Horst Balthes	Board of Directors

EXHIBIT INDEX

Exhibit No.  Document Description

5.1	Opinion of Conrad C. Lysiak, Attorney at Law

10.2	Written Description of Loan Agreement

23.1	Consent of Vellmer & Chang

23.2	Consent of Conrad C. Lysiak